Exhibit 99.1

COLONY FINANCIAL ANNOUNCES

FIRST QUARTER 2013 FINANCIAL RESULTS

Los Angeles, CA, May 6, 2013/Business Wire/ – Colony Financial, Inc. (NYSE: CLNY) (the “Company”) today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Highlights

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Core Earnings, a non-GAAP financial measure, of $17.0 million, or $0.27 per basic and diluted share and net income attributable to common stockholders of $14.1 million, or $0.22 per basic and diluted share

•

During the quarter, the Company invested and committed approximately $526 million, composed of an additional $295 million commitment (for an aggregate commitment of $550 million) into CAH Operating Partnership, L.P. (“CAH OP”), the single family home rental platform known as Colony American Homes, $208 million into five originations with a blended interest rate of approximately 10% and $23 million into one performing loan acquisition at a price of 78% of par

•	Raised net proceeds of $232 million through the sale of 11.5 million shares of common stock to underwriters at a net price of $20.20 per share

•	Declared and paid a first quarter dividend of $0.35 per share of common stock, consistent with the fourth quarter of 2012

•

Subsequent to quarter end: (i) the Company invested and agreed to invest approximately $202 million, composed of $27 million into a commercial bank loan portfolio acquisition at a purchase price of 75% of par and approximately $175 million into a mezzanine loan origination with an interest rate greater than 11%; (ii) Colony American Homes, Inc., the majority interest holder of CAH OP, announced that it has filed a registration statement on Form S-11 with the U.S. Securities and Exchange Commission for a proposed initial public offering of its shares of common stock; and (iii) the Company issued $200 million of 5.00% Convertible Senior Notes due in April 2023; the notes were sold to the underwriters at a discount of 3%, resulting in net proceeds of $194 million to the Company

First Quarter Operating Results

For the first quarter of 2013, equity in income of unconsolidated joint ventures and interest income and other income from affiliates contributed $21.8 million and $11.8 million, respectively, to total income of $33.6 million. Total expenses for the quarter were $11.2 million including administrative expenses of $1.8 million. During the first quarter of 2013, the Company reported net income attributable to common stockholders of $14.1 million, or $0.22 per basic and diluted share. Colony Financial’s Core Earnings were $17.0 million, or $0.27 per basic and diluted share, for the first quarter of 2013.

“The outlook for Colony Financial in 2013 remains outstanding as reflected in our year-to-date accomplishments and results,” said Richard Saltzman, Colony Financial’s President and Chief Executive Officer. “Of course, the quarter itself incorporates a significant increase to our share count from both December and January common equity issuances. Nonetheless, new investments are closing at a record pace and we expect our Core Earnings to support our annualized current dividend level despite the continuing acquisition and occupancy ramp and corresponding near term earnings drag from our substantial investment in U.S. single family homes for rent through Colony American Homes.”

First Quarter Activity

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The Company increased its commitment and funded investment in CAH OP to $550 million and $375 million, respectively, from $255 million committed and invested as of December 31, 2012. As of March 31, 2013, Colony American Homes owned 8,236 homes in eight states and the current occupancy of homes owned for 180 days or longer was 86% while the overall portfolio occupancy was 55%. As of April 21, 2013, Colony American Homes owned over 9,500 homes in eight states.

•

The Company participated in a recently originated $375 million first mortgage loan secured by 11 upscale athletic clubs located in California. The loan bears an 8.0% fixed interest rate with a 25 year amortization schedule and has a five year term. The loan may be increased to $400 million based on the achievement of certain performance metrics by the borrower. The Company’s share of the fully funded loan will be $132 million, of which $123 million is currently funded.

•

The Company invested in a joint venture with a minority unaffiliated investor that funded $41 million of participating preferred equity in a newly formed entity that acquired a multifamily portfolio composed of approximately 2,200 units in the Atlanta and Dallas/Fort Worth metropolitan areas. The preferred equity provides a 12% preferred return, 1% issuance fee and a 30% profit participation after the joint venture and the sponsor have each attained a 12% internal rate of return. The joint venture may fund an additional $34 million to fund moderate renovations and future acquisitions, which we would approve at our sole discretion. The Company’s share of this participating preferred equity investment is 83%, or $34 million.

•

The Company invested in a joint venture with investment funds managed by an affiliate of the Company’s manager (“Co-Investment Fund(s)”) that acquired a performing $59 million senior mortgage loan secured by a retail asset in Florida. The loan was acquired for $46 million, or 78% of the unpaid principal balance. The loan bears a 6.0% fixed interest rate with a 30-year amortization schedule and matures in May 2021. The current yield is approximately 9% based on purchase price. The Company’s share of this investment is 50%, or $23 million.

•

The Company invested in a joint venture with a Co-Investment Fund and a strategic partner that funded a $41 million first mortgage loan secured by a 7 acre multifamily development parcel located in Florida. The loan bears an interest rate of 12%, of which 3.5% may be paid-in-kind, and is subject to a 1.5% origination fee and a 1% exit fee. The term of the loan is three years. The Company’s share of the investment was 49.5%, or $20 million.

•

The Company invested in a joint venture with a Co-Investment Fund that originated a $26.8 million loan for the land acquisition and predevelopment costs for a mixed use development in San Rafael, CA. The Company and the Co-Investment Fund funded $20 million at closing for the acquisition and will fund the remaining $6.8 million upon completion of various items. The loan bears an interest rate of 15%, of which 5% may be paid-in-kind, with a 1% origination fee. The term of the loan is five years. The Company’s share of this investment is 50%, or $10 million (with a future funding obligation of $3.4 million).

•

The Company invested in a joint venture with a Co-Investment Fund that originated a $22 million first mortgage loan secured by a waterfront development parcel located in Florida. The loan bears an interest rate of 14%, of which 4.5% may be paid-in-kind, with a 1% origination fee and a 1% exit fee. Additionally, upon certain performance metrics being achieved, we have the unilateral option to convert our position into subordinated development financing. The initial term of the loan is two years, plus two 6-month extensions. The Company’s share of the investment was 50%, or $10 million.

•

The Company completed a sale of 11.5 million shares of its common stock in January at a net price of $20.20 per share. The net offering proceeds, after deducting underwriting discounts and commissions and offering costs payable by the Company, were approximately $232 million.

Activities Subsequent to First Quarter 2013

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The Company funded an additional $68 million (for aggregate fundings to date of $443 million and remaining uncalled capital commitment of $107 million) into CAH OP. Inclusive of the Company’s aggregate commitment, CAH OP has received aggregate commitments of approximately $2.2 billion, of which an aggregate $1.9 billion has been called to date. As of April 21, 2013, Colony American Homes owned over 9,500 homes in eight states.

•

On May 2, 2013, Colony American Homes, Inc., the majority interest holder of CAH OP, announced that it has filed a registration statement on Form S-11 with the U.S. Securities and Exchange Commission for a proposed initial public offering of its shares of common stock.

•

The Company invested in a joint venture with Co-Investment Funds that acquired a portfolio of loans secured by commercial real estate. The portfolio included 52 loans, of which 83% were performing at acquisition, with an aggregate UPB of approximately $72 million. The purchase price for the portfolio was approximately $54 million, or 75% of the portfolio’s UPB. Our share of this investment is 50%, or $27 million.

•

The Company committed to originate a $175 million mezzanine loan on a large portfolio of select-service, extended-stay and full-service hotels in the United States. The mezzanine loan will bear an interest rate of greater than 11% and a yield-to-maturity of approximately 13%.

•

In April, the Company issued $200 million of 5.00% Convertible Senior Notes due in April 2023. The notes were sold to the underwriters at a discount of 3%, resulting in net proceeds of $194 million to the Company.

Book Value

The Company’s GAAP book value per common share was $18.58 on March 31, 2013, compared to GAAP book value of $18.30 per common share on December 31, 2012. As of March 31, 2013 and May 6, 2013, the Company had 64,598,460 shares of common stock outstanding.

Fair Value

If the Company accounted for all of its financial assets and liabilities at fair value, the net fair value of the Company’s financial assets and liabilities at March 31, 2013 would have been $71 million in excess of the net carrying value of the Company’s financial assets and liabilities as of the same date.

Common and Preferred Stock Dividends

The Company’s Board of Directors declared a regular way quarterly dividend of $0.35 per common share for the first quarter of 2013. The dividend was paid on April 15, 2013, to stockholders of record on March 28, 2013.

In addition, the Company’s Board of Directors declared a cash dividend of $0.53125 per share on the Company’s 8.50% Series A Cumulative Perpetual Preferred Stock with liquidation preference of $25 per share for the quarterly period ending April 15, 2013. The dividend was paid on April 15, 2013, to stockholders of record on March 28, 2013.

Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute incentive fees payable to the Company’s manager and the Company believes it is a useful measure for investors to better understand the Company’s recurring earnings from its core business. For these purposes, “Core Earnings” mean the net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with the formation of the Company and the Initial Public Offering, including the initial and additional underwriting discounts and commissions, (iii) the incentive fee, (iv) real estate depreciation and amortization, (v) any unrealized gains or losses from mark to market valuation changes (other than permanent impairment) that are included in net income, (vi) one-time events pursuant to changes in GAAP and (vii) non-cash items which in the judgment of management should not be included in Core Earnings. For clauses (vi) and (vii), such exclusions shall only be applied after discussions between the manager and the Independent Directors and approval by a majority of the Independent Directors.

Conference Call

Colony Financial, Inc. will conduct a conference call to discuss the results on Tuesday, May 7, 2013, at 7:00 a.m. PT / 10:00 a.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration) and use conference ID 412524. International callers should dial (201) 689-8560 and enter the same conference ID number. For those unable to participate during the live broadcast, a replay will be available beginning May 7, 2013 at 10:00 a.m. PT / 1:00 p.m. ET, through May 21, 2013, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (877) 870-5176 (U.S.), and use passcode 412524. International callers should dial (858) 384-5517 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.colonyfinancial.com. A replay of the call will also be available for 90 days on the Company’s Web site.

About Colony Financial, Inc.

Colony Financial, Inc. is a real estate finance and investment company that is focused on acquiring, originating and managing a diversified portfolio of real estate-related debt and equity investments, including single family homes to be rented to tenants, at attractive risk-adjusted returns. Our investment portfolio and target assets are primarily composed of interests in: (i) secondary loans acquired at a discount to par; (ii) new originations; and (iii) equity in single family homes to be held for investment and rented to tenants. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). The Company has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 11, 2013, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 12, 2013, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact:

Colony Financial, Inc.

Darren Tangen

Chief Operating Officer and Chief Financial Officer

(310) 552-7230

Addo Communications, Inc.

Lasse Glassen

(310) 829-5400

lasseg@addocommunications.com

Media Contact:

Owen Blicksilver P.R., Inc.

Caroline Luz

(203) 656-2829

caroline@blicksilverpr.com

(FINANCIAL TABLES FOLLOW)

COLONY FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2013 (Unaudited)	December 31, 2012
ASSETS
Cash	$82,074	$170,199
Investments in unconsolidated joint ventures	1,076,921	877,081
Loans held for investment, net	419,630	333,569
Loan held for sale	33,000	—
Beneficial interests in debt securities, available-for-sale, at fair value	31,959	32,055
Other assets	25,602	22,663

Total assets	$1,669,186	$1,435,567

LIABILITIES AND EQUITY
Liabilities:
Secured financing	$103,216	$108,167
Accrued and other liabilities	13,524	12,944
Due to affiliates	5,842	4,984
Dividends payable	27,965	26,442

Total liabilities	150,547	152,537

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 8.5% Series A Cumulative Redeemable Perpetual, liquidation preference of $25 per share, 50,000,000 shares authorized, 10,080,000 shares issued and outstanding	101	101
Common stock, $0.01 par value, 450,000,000 shares authorized, 64,598,460 and 53,091,623 shares issued and outstanding, respectively	646	531
Additional paid-in capital	1,455,774	1,222,682
Distributions in excess of retained earnings	(13,725)	(5,167)
Accumulated other comprehensive income	9,241	5,184

Total stockholders’ equity	1,452,037	1,223,331
Noncontrolling interests	66,602	59,699

Total equity	1,518,639	1,283,030

Total liabilities and equity	$1,669,186	$1,435,567

COLONY FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Income
Equity in income of unconsolidated joint ventures	$21,802	$15,441
Interest income	11,412	5,826
Other income from affiliates	371	550

Total income	33,585	21,817

Expenses
Management fees	6,370	4,520
Investment expenses	608	680
Interest expense	2,355	1,494
Administrative expenses	1,843	1,754

Total expenses	11,176	8,448

Other loss, net	(63)	(228)

Income before income taxes	22,346	13,141
Income tax provision	352	364

Net income	21,994	12,777
Net income attributable to noncontrolling interests	2,587	309

Net income attributable to Colony Financial, Inc.	19,407	12,468
Preferred dividends	5,355	376

Net income attributable to common stockholders	$14,052	$12,092

Net income per common share:
Basic	$0.22	$0.37

Diluted	$0.22	$0.37

Weighted average number of common shares outstanding:
Basic	62,027,300	32,646,700

Diluted	62,027,300	32,655,800

COLONY FINANCIAL, INC.

CORE EARNINGS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP net income attributable to common stockholders	$14,052	$12,092
Adjustments to GAAP net income to reconcile to Core Earnings:
Noncash equity compensation expense	1,187	1,916
Incentive fee	—	413
Depreciation expense	1,835	850
Net unrealized (gain) loss on derivatives	(27)	180

Core Earnings	$17,047	$15,451

Basic	$0.27	$0.47

Diluted	$0.27	$0.47

Basic weighted average number of common shares outstanding	62,027,300	32,646,700

Diluted weighted average number of common shares outstanding	62,027,300	32,655,800